FIRST  AMENDMENT  TO  CREDIT  AGREEMENT
                     ---------------------------------------


     THIS  FIRST  AMENDMENT  TO  CREDIT AGREEMENT (this "Amendment") dated as of
                                                         ---------
____________, 2000, is by and among Weingarten Realty Investors, a Texas real estate investment trust ("Borrower") and Bank of America, N.A., a national
                             --------
banking  association,  in  its  capacities  as  Agent  and  a  lender  ("Bank of
                                                                         -------
America").

     WHEREAS, Borrower and Bank of America have entered into that certain Credit Agreement dated January 6, 1999 ("Loan Agreement");
                                       ---------------

     WHEREAS, Borrower has requested that Bank of America add a provision to the Loan Agreement which would grant Borrower an option to renew the Loan Agreement for a period of two additional years; and

     WHEREAS, Bank of America has agreed, subject to the terms and conditions stated herein, to provide terms for such renewal.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Bank of America hereby covenant and agree as follows:

     ARTICLE  I  -  RENEWAL  OPTION
     ------------------------------

     1.1     Definitions.  Any  capitalized  terms used herein and not otherwise
             -----------
defined shall have the meaning ascribed to such term in the Loan Agreement. The following definitions are applicable to this Amendment and are hereby added to the Loan Agreement.

(a)     "Adjusted  EBIDA for Unencumbered Property" means, for any period, Funds
         -----------------------------------------
From Operations from all Unencumbered Property less the Capital Improvement Reserve for such period.

(b)     "Capital  Expenditures"  means  expenditures  by  Borrower or any of its
         ---------------------
Subsidiaries for fixed or capital assets, including without limitation expenditures for maintenance and repairs.

(c)     "Capital  Improvement  Reserve"  means,  for  any  period, a reserve for
         -----------------------------
Capital Expenditures in an amount equal to the product obtained by multiplying $.30 times the weighted average square feet of all Unencumbered Property owned by Borrower and its Subsidiaries during such period.

(d)     "Extended  Revolving Credit Termination Date" means a date two (2) years
         -------------------------------------------
after  the  Revolving  Credit  Termination  Date.

(e)     "Facility  Fee"  is  defined  in  Section  1.2  of  this Amendment.
              -------------                    ------------

(f)     "Renewal  Option"  is  defined  in  Section  1.2  of  this  Amendment.
         ---------------                    ------------

(g)     "Renewal  Period"  means the two year period commencing on the first day
         ---------------
following the Revolving Credit Termination Date and terminating on the Extended Revolving Credit Termination Date.

(h)     "Secured  Indebtedness" means Debt of Borrower and its Subsidiaries that
         ---------------------
is  directly  or  indirectly  secured  by  a  Lien  on  any  Real  Property.

(i)     "Total  Unsecured  Debt"  means Debt excluding all Secured Indebtedness.
         ----------------------

(j)     "Unencumbered  Property"  means all Real Property which is subject to no
         ----------------------
Liens  other  than  Permitted  Liens.

     1.2     Terms  of  Renewal  Option.  The  Agent  and  Banks hereby grant to
             --------------------------
Borrower  the  option  (the  "Renewal  Option")  to  extend the Revolving Credit
                              ---------------
Termination Date for an additional two year period on the following terms and conditions:

(a) At the time of the exercise of such Renewal Option and on the first day of the Renewal Period, there shall then exist no Default or Event of Default.

(b) Borrower shall submit to Agent such financial statements and other information as Agent may reasonably request in connection with the proposed renewal, regarding Borrower and Guarantor. In Agent=s reasonable judgment, there shall not have occurred a material adverse change in the financial position of Borrower and Guarantor, taken as a whole, from the date hereof, as reflected in the then most recent financial and operating statements submitted to Agent pursuant to the Loan Agreement.

(c) All terms and conditions of the Loan Documents pertaining to the Revolving Loan shall continue to apply during the Renewal Period except as modified by this Amendment.

(d) Borrower and Guarantor shall have executed and delivered to Agent a modification and extension agreement, providing for (i) the extension of the Revolving Credit Termination Date, (ii) the reaffirmation by each of Borrower and Guarantor of their respective obligations under the Loan Documents and the Guaranty Agreement, respectively, and (iii) confirmation by Borrower and Guarantor that neither Borrower nor Guarantor have any defenses, claims, counterclaims, or rights of offset in respect of the Obligations.

(e) The request for extension must be made to Agent in writing not more than one hundred twenty (120) days, and not less than ninety (90) days prior to, the Revolving Credit Termination Date.

(f) On or before the first day of the Renewal Period, Borrower shall have paid to Agent as a condition to such renewal all fees required pursuant to that certain Side Letter Agreement of even date herewith executed by Agent and Borrower (the "Side Letter Agreement").
                 -----------------------

(g)     Borrower  shall  be  in  compliance  with  the  following  covenants:

(i) For the twelve (12) month period ending on the last day of the fiscal quarter ending prior to the Renewal Period and as of the last day of each fiscal quarter for the four (4) successive quarterly accounting periods ending on such date during the Renewal Period, Borrower shall not permit the ratio of (i) Total Unsecured Debt to (ii) Adjusted EBIDA for Unencumbered Property to exceed 6.66 to 1.00.

(ii) As of the first day of the Renewal Period and during the Renewal Period, Borrower shall not permit the Adjusted Tangible Net Worth to be less than an amount equal to the sum of (i) $850,000,000, and (ii) eighty percent (80%) of the net proceeds (i.e. gross proceeds less actual and customary transaction costs) received by Borrower from all equity offerings made by Borrower after December 31, 1999.

(iii) Except to the extent required by applicable tax laws or regulations to maintain its REIT status, during any fiscal year of Borrower during the Renewal Period, Borrower shall not, nor shall Borrower permit any Subsidiary (other than to Borrower or another Subsidiary) to, declare or pay any dividends or make any distributions on its Capital Shares (other than dividends payable in its own Capital Shares) or redeem, repurchase or otherwise acquire or retire any of its Capital Shares at any time outstanding, in excess of an amount equal to ninety-five percent (95%) of the Funds From Operations during such fiscal year.

(h) As of the first day of the Renewal Period and during the Renewal Period, the definition of "Applicable Margin" in the Loan Agreement shall mean, with respect to any LIBOR Rate Advance, the rate per annum for any LIBOR Rate Advance indicated below for the credit rating assigned to (or in respect of) long-term senior unsecured Debt of Borrower by S&P, as reflected on the most recent Compliance Certificate of Borrower delivered in accordance with Section 6.01(c),
                                                                ---------------
or  the  most  recent  Rating  Certificate  delivered in accordance with Section
                                                                         -------
6.01(h),  as  the  case  may  be:
     --

     CREDIT  RATING               APPLICABLE  MARGIN  FOR  LIBOR  RATE  ADVANCE
     --------------               ---------------------------------------------

     A-  or  better                              .60%

     BBB+                                        .70%

     BBB                                         .90%

     BBB-  or  below                            1.20%

(i) During the Renewal Period, Borrower agrees to pay to Agent, a commitment fee (the "Facility Fee") on the average daily unused portion of the aggregate Commitment under the Revolving Loan outstanding during the applicable period, at a rate per annum equal to the rate per annum indicated below for the credit rating assigned to long-term, senior unsecured Debt of Borrower by S&P, as reflected on the most recent Compliance Certificate of Borrower delivered in accordance with Section 6.01(c) of the Loan Agreement, or the most recent Rating
                ---------------
Certificate  delivered  in  accordance with Section 6.01(h), as the case may be.
                                            ---------------
The Facility Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the prior calendar quarter commencing on the first day of the first calendar quarter occurring after commencement of the Renewal Period, and continuing until the Extended Revolving Credit Termination Date.

CREDIT  RATING                    FACILITY  FEE
--------------                    -------------

     A-  or  better                    .15%

     BBB+                              .20%

     BBB                              .25%

     BBB-  or  below                  .35%

Agent shall be entitled to allocate the Facility Fee among the Banks as Agent considers appropriate in its sole discretion.

     1.3     Compliance  Certificate.  As of the first day of the Renewal Period
             -----------------------
and during the Renewal Period, together with and at the time of the delivery of any information required by Section 6.01 (a) and (b) of the Loan Agreement,
                                -------------------------
Borrower shall deliver to Agent, a Compliance Certificate substantially in the form of Exhibit A attached hereto.
          ----------

     ARTICLE  II  -  MISCELLANEOUS
     -----------------------------

     2.1     Conditions  Precedent.  As  conditions  precedent  to  closing this
             ---------------------
Amendment, Borrower shall have executed, or caused to be executed, and delivered to Agent (a) this Amendment and (b) the Side Letter Agreement.

     2.2     Representations  of  Borrower.  Borrower  hereby  represents to the
             -----------------------------
Banks  the  following:

(a) All of the representations and warranties contained in Article V of the Loan Agreement are true and correct on and as of the date hereof and will be true and correct after giving effect to this Amendment.

(b) No event which constitutes a Default or an Event of Default under the Loan Agreement has occurred and is continuing, or would result from the execution and delivery of this Amendment.

(c) Borrower has the power and authority under the Governmental Requirements and the Organizational Documents to execute and deliver this Amendment and to exercise the Renewal Option if it elects to do so; and the execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary proceedings on the part of Borrower and each Guarantor.

2.3     Ratification.  The Loan Agreement, as hereby amended, is in all respects
        ------------
ratified and confirmed, and all other rights and powers created thereby or thereunder shall be and remain in full force and effect.

2.4     Counterparts.  This  Amendment  may be executed in several counterparts,
        ------------
and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

2.5     GOVERNING  LAW.  THIS  AMENDMENT  SHALL BE GOVERNED BY, AND CONSTRUED IN
        --------------
ACCORDANCE  WITH,  THE  LAWS  OF  THE  STATE  OF  TEXAS.

2.6     PRIOR AGREEMENTS.  THE LOAN AGREEMENT, THIS AMENDMENT AND THE OTHER LOAN
        ----------------
DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.



     WEINGARTEN  REALTY  INVESTORS,


     By:_______________________________________
Name:_____________________________________
Title:______________________________________



     BANK OF AMERICA, N.A., in its individual capacity and as Agent


     By:_______________________________________
Name:_____________________________________
Title:______________________________________

     EXHIBIT  A
     ----------


     COMPLIANCE  CERTIFICATE
     -----------------------



1. Borrower certifies that the credit rating assigned to the Borrower=s senior-unsecured, long-term debt by S&P as of the date of this Compliance Certificate, and as of the date of delivery of its Financial Statements is
_______________.


2.     Financial  Covenants


                          Limit     Actual          In Compliance
                          -----     ------          -------------

1.       Total  Debt
----

          Not  greater  than  55%
          -----------------------

2.       Secured  Debt
----

          Not  greater  than  40%
          -----------------------

3.       Limitation  of  Unimproved  Real  Property
----

          Not  greater  than  12.5%
          -------------------------

4.       Limitation  on  Sale  or  Other  Disposition  of  Real  Property
----

          See  Schedule  A
          (attached  hereto)
          ------------------

5.       Annual  Service  Charge  Coverage  Ratio
----

          2.5  or  more
          -------------

6.       Fixed  Charge  Coverage  Ratio
----

          2.0  or  more
          -------------

7.       Minimum  Adjusted  Tangible  Net  Worth
----     ---------------------------------------

          Not  less  than  $850,000,000,  plus  80%  of equity offerings made by
          ----------------------------------------------------------------------
Borrower  after  12/31/99
     --------------------

8.       Assets  Retained
----

          Not  less  than  150%
          ---------------------

9.       Limitation  on  Central  Plaza=s  Incurrence  of  Debt
----     ------------------------------------------------------

          Not  more  than  $500,000
          -------------------------

10.       Limitation  on  Bell  Plaza=s  Incurrence  of  Debt
-----     ---------------------------------------------------


          Not  more  than  $1,200,000
          ---------------------------

     Total  Unsecured  Debt  to  Adjusted  EBIDA  for
11.       Unencumbered  Property
-----     ----------------------

          6.66  to  1.0
          or  less
          --------

12.       Dividends
-----     ---------

          95%  of  Funds  from  Operations
          --------------------------------

3.          Certification

     The undersigned hereby further certifies and warrants to the Banks that, as of the date set forth above, (i) no default under the Credit Agreement dated _______________, ______ by and among the Borrower, Bank of America, N.A., as Agent, and the Banks named therein as modified or amended (the "Credit
                                                                          ------
Agreement") has occurred, and no event has occurred, which, but for the passage of time, would constitute a default (except for any default which may have been expressly waived in writing by the Banks), (ii) each representation and warranty of the Borrower contained in the Credit Agreement is still true and correct on and as of the date set forth above, as though made on and as of such date, and
(iii) the undersigned is the duly elected, qualified and acting Chief Financial Officer (or Chief Accounting Officer) of the Borrower, and as such, is authorized to execute this Report on its behalf.

     The undersigned hereby further certifies and warrants to the Banks that, as of the date set forth above, (i) no default under the Credit Agreement has occurred, and no event has occurred, which, but for the passage of time, would constitute a default (except for any default which may have been expressly waived in writing by the Banks) except as noted on the attachment, (ii) each representation and warranty of the Borrower contained in the Credit Agreement is still true and correct on and as of the date set forth above, as though made on and as of such date, except as noted on the attachment, and (iii) the undersigned is the duly elected, qualified and acting Chief Financial Officer or Chief Accounting Officer of the Borrower, and as such, is authorized to execute this Report on its behalf.

4. In accordance with Section 6.01(e) of the Credit Agreement, attached hereto is a description of each litigation, legal, administrative, or arbitral proceeding, investigation or other action of any nature not previously reported which involves a claim equal to or exceeding $5,000,000 against the Borrower or any Subsidiary, or which involves the reasonable possibility, if adversely determined, in the judgment of the Borrower, of a judgment in excess of $1,000,000 which has not been stayed (whether by supersedas bond or otherwise), or other liability, in each case, which could have a material adverse effect on the business, operations or financial conditions of the Borrower and its Subsidiaries, taken as a whole or otherwise required to be reported pursuant to said Section 6.01(e).

5. Each Subsidiary newly formed or acquired since the Closing Date (all of the stock of which is owned by the Borrower) has executed and delivered to the Agent a Guaranty Agreement in accordance with Section 6.06 of the Credit Agreement.

     A Guaranty Agreement from the Subsidiary(ies) listed on the attachment is enclosed herewith.

6. Attached is Schedule A, computations and other information relevant in connection with this Compliance Certificate.


     By:
Name:
Title:

     SCHEDULE  A
     -----------

Debt
----


Calculation  of  "Limitations  on Incurrence of Debt" as defined for purposes of
Section  7.02(a).  Calculations  as  of  __________________:


     1.       Components  of  Debt:
     ----     ---------------------















     2.       Debt
     ----     ----



     3.       Total  Assets
     ----     -------------



     4.       Debt/Total  Assets  (Line  (ii)  divided  by  Line  (iii))
     ----     ----------------------------------------------------------

     "Debt"  and  "Total  Assets"  are  defined  terms  in the Credit Agreement.

Secured  Debt
-------------


Calculation  of  "Limitations  on Incurrence of Debt" as defined for purposes of
Section  7.02(b).  Calculation  as  of  _________________:


     5.       Components  of  Secured  Debt:
     ----     ------------------------------















     6.       Secured  Debt
     ----     -------------



     7.       Total  Assets
     ----     -------------



     8.       Secured  Debt/Total  Assets  (Line  (ii)  divided  by  Line (iii))
     ----     ------------------------------------------------------------------

"Debt" and "Total Assets" are defined terms in the Credit Agreement. "Secured Debt" means Debt described in Section 7.02(b) and (c) of the Credit Agreement.

Limitation  of  Unimproved  Real  Property
------------------------------------------


Calculation  of  "Unimproved  Real  Property" as defined for purposes of Section
7.03.  Calculation  as  of  _________________:


     9.       Unimproved  Real  Property
     ----     --------------------------



     10.       Undepreciated  Real  Estate  Assets
     -----     -----------------------------------



          Unimproved  Real  Property/
     11.       Undepreciated  Real Estate Assets (Line (i) divided by Line (ii))
     -----     -----------------------------------------------------------------

"Unimproved Real Property" and "Undepreciated Real Estate Assets" are defined terms in the Loan Agreement

Limitation  on  Sale  or  Other  Disposition  of  Real  Property
----------------------------------------------------------------


(1) Calculation of "Sale or Other Disposition of Real Property" as defined for purposes of Section 7.04(a). Calculation as of ____________________:
(1)

     i.     Month  1
     --     --------

          Month  2
          --------

          Month  3
          --------

          Month  4
          --------

          Month  5
          --------

          Month  6
          --------

          Month  7
          --------

          Month  8
          --------

          Month  9
          --------

          Month  10
          ---------

          Month  11
          ---------

          Month  12  (month  of  current  disposition)
          --------------------------------------------



     12.       Total  Dispositions  for  last 12 calendar months (or if shorter,
     -----     -----------------------------------------------------------------
for  the  period  from  January  6,  2000,  to  such  date).
  ----------------------------------------------------------



     13.       Total  Dispositions/Undepreciated  Real  Estate  Assets
     -----     -------------------------------------------------------



          Undepreciated  Real  Estate  Assets
     14.       (as  of  last  day  of  preceding  quarter)
     -----     -------------------------------------------



     15.       Ten  Percent  (10%)  of  line  (iv)
     -----     -----------------------------------



          Excess  of  line  (ii)  over  line  (v)  -
     16.       Amount  of  Adjusted  Net  Proceeds
     -----     -----------------------------------

"Adjusted  Net  Proceeds"  is  a  defined  term  in  the  Credit  Agreement.

Limitation  on  Sale  or  Other  Disposition  of  Real  Property
----------------------------------------------------------------

------
Section  7.04
-------------

(1)     Calculation  of  "Sale or Other Disposition of Real Property" as defined
for  purposes  of  Section  7.04(b).  Calculation as of      __________________:


     i.     Month  1
     --     --------

          Month  2
          --------

          Month  3
          --------

          Month  4
          --------

          Month  5
          --------

          Month  6
          --------

          Month  7
          --------

          Month  8
          --------

          Month  9
          --------

          Month  10
          ---------

          Month  11
          ---------

          Month  12
          ---------

          Month  13
          ---------

          Month  14
          ---------

          Month  15
          ---------

          Month  16
          ---------

          Month  17
          ---------

          Month  18
          ---------

          Month  19
          ---------

          Month  20
          ---------

          Month  21
          ---------

          Month  22
          ---------

          Month  23
          ---------

          Month  24
          ---------

          Month  25
          ---------

          Month  26
          ---------

          Month  27
          ---------

          Month  28
          ---------

          Month  29
          ---------

          Month  30
          ---------

          Month  31
          ---------

          Month  32
          ---------

          Month  33
          ---------

          Month  34
          ---------

          Month  35
          ---------

          Month  36  (month  of  current  disposition)
          --------------------------------------------



     17.       Total  Dispositions  for  last  36 months (or if shorter, for the
     -----     -----------------------------------------------------------------
period  from  January  6,  2000,  to  such  date).
   -----------------------------------------------



     18.       Total  Dispositions/Undepreciated  Real  Estate  Assets
     -----     -------------------------------------------------------



          Undepreciated  Real  Estate  Assets
     19.       (as  of  last  day  of  preceding  quarter)
     -----     -------------------------------------------



     20.       Fifteen  Percent  (15%)  of  line  (iv)
     -----     ---------------------------------------



          Excess  of  line  (ii)  over  line  (v)  -
     21.       Amount  of  Adjusted  Net  Proceeds
     -----     -----------------------------------

"Adjusted  Net  Proceeds"  is  a  defined  term  in  the  Credit  Agreement.

Annual  Service  Charge  Coverage  Ratio
----------------------------------------


Calculation of "Annual Service Charge Coverage Ratio" as defined for purposes of Section 7.07(a). Calculation as of _________________ for the period _____________ through __________________.:


     22.       Funds  from  Operations
     -----     -----------------------



     23.       Net  Income
     -----     -----------



     24.       Plus:
     -----     -----

     25.       Depreciation  and  Amortization
     -----     -------------------------------

     26.       Interest/Original  Issue  Discount
     -----     ----------------------------------

     27.       Extraordinary  Charges
     -----     ----------------------

     28.       Excess  Distributable  Funds
     -----     ----------------------------



     29.       Minus:
     -----     ------

     30.       Gains  on  Sale  of  Properties  and  investment  securities
     -----     ------------------------------------------------------------

     31.       Excess  Net  income
     -----     -------------------

     32.       Total  (Sum  of  Lines  (ii)  -  (vii)  minus Lines (ix) and (x))
     -----     -----------------------------------------------------------------



     33.       Annual  Service  Charge
     -----



     34.       Interest/Original  Issue  Discount
     -----

     35.       Amount  accrued  in  respect  of  Disqualified  Stock
     -----



     36.       Total  (Line  (xiii)  plus  Line  (xiv))
     -----



          Funds  from  Operations/
     37.       Annual  Service  Charge  (Line  (xi)  divided  by  Line  (xv))
     -----

FEX4_30_1.DOC
"Funds from Operations" and "Annual Service Charge" are defined terms in the Credit Agreement.

Fixed  Charge  Coverage  Ratio
------------------------------


Calculation of "Fixed Charge Coverage Ratio" as defined for purposes of Section 7.07(b). Calculation as of __________________ for the period __________ through __________:


     38.       Funds  from  Operations;
     -----



     39.       Net  Income
     -----     -----------



     40.       Plus:
     -----     -----



     41.            Depreciation  and  Amortization
     -----     ------------------------------------

     42.            Interest/Original  Issue  Discount
     -----     ---------------------------------------

     43.            Extraordinary  Charges
     -----     ---------------------------

     44.            Excess  Distributable  Funds
     -----     ---------------------------------



     45.       Minus:
     -----     ------



     46.            Gains on Sale of Properties and investment        securities
     -----     -----------------------------------------------------------------



     47.       Excess  Net  Income
     -----     -------------------



     48.       Total  (sums  of  Lines  (ii)  -  (vii) minus Lines (ix) and (x))
     -----     -----------------------------------------------------------------

          Interest/Original  Issue  Discount
          ----------------------------------



     49.       Fixed  Charge:
     -----     --------------



     50.            Interest/Original  Issue  Discount
     -----     ---------------------------------------

     51.            Principal  payments  on  Debt
     -----     ----------------------------------

     52.            Amounts  accrued  in  respect  of preferred            stock
     -----     -----------------------------------------------------------------



     53.       Total  (Sum  of  Line  (xiii),  Line  (xiv)  and  Line  xv))
     -----     ------------------------------------------------------------



     54.       Funds  from  Operations/Fixed  Charge  (Line (xi) divided by Line
     -----     -----------------------------------------------------------------
(xvi))
   ---




"Funds  from  Operations"  and  "Fixed  Charge"  are defined terms in the Credit
--------------------------------------------------------------------------------
Agreement.
----------



Minimum  Adjusted  Tangible  Net  Worth
---------------------------------------


Calculation  of  Adjusted  Tangible  Net  Worth


     55.       Net  Worth
     -----     ----------



     56.       Aggregate  Book  Value  of  Intangible  Assets  of  the  Borrower
     -----     -----------------------------------------------------------------



     57.       Difference  between  Line  (i)  and  Line  (ii)
     -----     -----------------------------------------------



     58.       Accumulated  Depreciation
     -----     -------------------------



     59.       Total  (Sum  of  Line  (iii)  and  Line  (iv))
     -----     ----------------------------------------------


Assets  Retained
----------------


Calculation of Undepreciated Real Estate Assets subject to no lien to Unsecured Debt for purposes of Section 7.13.


     60.       Undepreciated  Real  Estate Assets subject to no lien (other than
     -----     -----------------------------------------------------------------
Permitted  Liens)
 ----------------



     61.       Principal  outstanding  of  unsecured  debt
     -----     -------------------------------------------



     62.       150%  of  line  (ii)
     -----     --------------------



     63.       Excess  of  line  (i)  over  line  (iii)
     -----     ----------------------------------------


Total  Unsecured  Indebtedness  to  Adjusted  EBIDA  for  Unencumbered Property.
--------------------------------------------------------------------------------

     Calculation  as  of  _________________  for  the  period  _________ through
__________.


     i0     Total  Unsecured  Debt:
     --     -----------------------



     ii0     Debt
     ---     ----



     iii0     Minus:  Secured  Indebtedness
     ----     -----------------------------



     iv0     Total  (Line  2  minus  Line  3)
     ---     --------------------------------


     v0     Adjusted  EBIDA  for  Unencumbered  Property
     --     --------------------------------------------



          Funds  from  Operation:
     vi0     (components  limited  to  Unencumbered  Property)
     ---     -------------------------------------------------



     vii0     Net  Income
     ----     -----------



     viii0     Plus:
     -----     -----



     ix0     Depreciation  and  Amortization
     ---     -------------------------------



     x0     Interest/Original  Issue  Discount
     --     ----------------------------------



     xi0     Extraordinary  Charges
     ---     ----------------------



     xii0     Excess  Distributable  Funds
     ----     ----------------------------



     xiii0     Minus:
     -----     ------



     xiv0     Gains  on  Sale  of  Properties  and  Investment  Securities
     ----     ------------------------------------------------------------



     xv0     Excess  Net  Income
     ---     -------------------



     xvi0     Total  (Sums  of  Lines  (vii) - (xii) minus Lines (xiv) and (xv))
     ----     ------------------------------------------------------------------



          Minus:

     xvii0     Capital  Improvement  Reserve
     -----     -----------------------------



     xviii0     Adjusted EBIDA  for Unencumbered Property (Line (xvi) minus Line
     ------     ----------------------------------------------------------------
(xvii))
-------



     xix0     Total  Unsecured  Indebtedness/Adjusted  EBIDA  for  Unencumbered
     ----     -----------------------------------------------------------------
Property  (Line  (iv)  divided  by  Line  (xviii))
    ----------------------------------------------

February  __,  2000


Weingarten  Realty  Investors
2600  Citadel  Plaza  Drive
Houston,  Texas  77018
Attention:  Bill  Robertson

Re: First Amendment to Credit Agreement dated as of February __, 2000 (the "Amendment") by and between Weingarten Realty Investors, a Texas real estate investment trust ("Borrower"), and Bank of America, N.A., a national banking association in its capacities as agent and a bank ("Bank of America")


Gentlemen:

     This letter is delivered to you in connection with the Amendment. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Loan Agreement and in the Amendment. In connection with, and in consideration of the agreements contained in the Amendment, Borrower agrees with Agent as follows:

Administrative  Fee.  On  the  first  day  of  the  Renewal  Period,  and on the
-------------------
anniversary  of such date each year during the Renewal Period, Borrower will pay
--------
an administrative fee in the amount of $75,000 to Agent for its own account for administrating the Loan during the following twelve (12) month period.

Renewal  Fee.  On  the  first  day  of the Renewal Period, Borrower shall pay to
------------
Agent  a  renewal  fee in an amount equal to  50 bps on the entire commitment of
----
the  Banks  under  the  Revolving  Loan on such date.  Borrower acknowledges and
--
agrees  that  the  renewal  fee is a bona fide commitment fee and is intended as
--
reasonable  compensation  to  Banks  for  committing  to make funds available to
--
Borrower  and  for  no  other  purpose.  Agent shall be entitled to allocate the
--
Renewal  Fee  among  the  Banks  as  Agent  considers  appropriate  in  its sole
--
discretion,  but  without  prejudice  to  Borrower=s  refund  rights hereinafter
--
specified.
--

     Subject to Borrower=s rights hereinafter specified, the fees payable above shall be fully-earned upon becoming due and payable, shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Loan Agreement.

Weingarten  Realty  Investors
February  __,  2000
Page  23


     Borrower acknowledges that Bank of America desires that it be able to sell down the Revolving Loan during the Renewal Period to the lesser of (a) $35,000,000, or (b) 35% of Bank of America=s current commitment (the "Target
                                                                          ------
Hold Position").  Therefor, Borrower agrees that it shall consider actions which
  -----------
are reasonably requested by Bank of America in order to enable Bank of America to sell down the Revolving Loan to the Target Hold Position, including but not limited to, modifying the Loan Documents to increase the price spread, increase the renewal fee, revise financial covenants or make other structural changes to the Loan Documents.

     If Borrower notifies Bank of America that Borrower elects the Renewal Option (the date of such notice being called the "Notice Date"), Bank of America will endeavor to notify Borrower within fifteen (15) days after the Notice Date of what changes (the "Anticipated Changes"), if any, need to be made to the price spread, or any other part of the Revolving Loan, in order for Bank of America to reach the Target Hold Position. Borrower shall then have seven (7) days to elect by notice in writing to Bank of America to either (a) accept the proposed modifications to the Revolving Loan, or (b) pay off the Revolving Loan in full within sixty (60) days after expiration of the aforesaid seven (7) day period.

     If Borrower accepts the Anticipated Changes, but, thereafter, Bank of America determines that changes to the Anticipated Changes or other changes (the "Actual Changes") are necessary to enable Bank of America to reach the Target Hold Position, Bank of America shall give written notice to Borrower of the Actual Changes and Borrower shall have another seven (7) day period to either accept (a) the Actual Changes or (b) elects to pay off the Revolving Loan within sixty (60) days after expiration of the aforesaid seven (7) day period:

     (x) because the all-in pricing, including, without limitation, interest rate, price spread and fees, suggested by Bank of America in order to achieve the Target Hold Position is such that Borrower would be required to pay interest (including fees) at a rate greater than the highest applicable interest rate in effect under this credit facility (as amended by the Amendment) or under any other senior credit facility of Borrower (but limited to bank revolving credit facilities) then outstanding or which was outstanding during the twelve month period prior to the Renewal Period (herein collectively referred to as the "Existing Senior Facilities"), or

     (y) because the revisions to the financial covenants or the other structural changes to the Loan Documents suggested by Bank of America in order to achieve the Target Hold Position are such that the proposed new loan is materially less favorable than any of the Existing Senior Facilities.

For purposes of comparing the highest applicable interest rate in effect on any of the Existing Senior Facilities with that under the loan suggested by Bank of America, all fees shall be amortized, prorated, allocated, and spread throughout the term of the Indebtedness.

     If (i) Bank of America notifies Borrower in writing of the Actual Changes to the Revolving Loan, and (ii) Borrower elects, for one or more of the reasons specified in (x) and (y) above, to pay off the Revolving Loan in full within sixty (60) days, then the Administrative Fee and Renewal Fee shall be refunded at the time the Loan is completely paid off in the following manner: The refund of the Administrative Fee shall be equal to the Administrative Fee paid by Borrower multiplied by the quotient of (a) the number of days of the Renewal Period which have not lapsed prior to Borrower=s paying off the Revolving Loan, divided by (b) three hundred sixty-five (365). The refund of the Renewal Fee shall be equal to the Renewal Fee paid by Borrower multiplied by the quotient of
(i) the number of days of the Renewal Period which have not lapsed prior to Borrower=s paying off the Revolving Loan, divided by (b) seven hundred thirty
(730).

     If the foregoing is in accordance with your understanding, please execute and return this letter to us.


Very  truly  yours,

BANK  OF  AMERICA,  N.A.,
as  Agent  and  a  Bank


By:
Name:
Title:

Accepted  and  Agreed  to
as  of  February  __,  2000:

WEINGARTEN  REALTY  INVESTORS

By:
Name:
Title: